UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 1, 2011

Date of Report (Date of earliest event reported)

SONUS NETWORKS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-34115	04-3387074
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

4 TECHNOLOGY PARK DRIVE, WESTFORD, MASSACHUSETTS 01886

(Address of Principal Executive Offices) (Zip Code)

(978) 614-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2011, Sonus Networks, Inc. (the “Company”) promoted Matthew Dillon, Vice President, Global Services, to the position of Senior Vice President, Global Support Services, effective as of June 1, 2011.  In this newly-created position, Mr. Dillon will oversee the Company’s services team to help customers through complex upgrades and the continued and accelerated launch of the Company’s products.  In connection with such promotion, the terms of Mr. Dillon’s compensation were amended by increasing his annual base salary from $235,125 to $270,000, effective as of June 1, 2011.

Item 5.05.                                          Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On June 1, 2011, the Board of Directors (the “Board”) of Sonus Networks, Inc. (the “Company”) approved the replacement of the Company’s existing “Corporate Code of Conduct and Ethics” with a new “Code of Conduct,” which applies to all directors, officers and employees.  The new Code of Conduct, among other things: enhances the description of the policies and regulations pertaining to conflicts of interest, quality of public disclosures and other topics; updates changes in the Company’s Insider Trading Policy and External Communications Policy; and provides more explicit management support for all topics within the Code of Conduct, including the reporting of illegal or unethical behavior. The foregoing summary is subject to and qualified in its entirety by reference to the full text of the Code of Conduct, a copy of which is attached as Exhibit 14.1 to this Current Report on Form 8-K and which is incorporated by reference into this Item 5.05.  The Code of Conduct is available in the Investor Relations section of the Company’s website at http://www.sonusnet.com.

Item 5.07.                                          Submission of Matters to a Vote of Security Holders.

Sonus Networks, Inc. (the “Company”) held its annual meeting of stockholders on June 2, 2011 (the “Annual Meeting”).  For more information on the following proposals, please see the Company’s definitive Proxy Statement, which was filed with the Securities and Exchange Commission on April 19, 2011 (the “Proxy Statement”).  The following is a summary of the matters voted upon at the Annual Meeting:

(1)                                  The stockholders elected each of the eight nominees to the Board of Directors of the Company to hold office until the 2012 annual meeting of stockholders by a plurality of votes cast:

Director	For	Withhold Authority	Broker Non-Votes
James K. Brewington	196,288,577	2,158,775	60,529,451
John P. Cunningham	195,985,492	2,461,860	60,529,451
Raymond P. Dolan	196,681,437	1,765,915	60,529,451
Beatriz V. Infante	190,752,650	7,694,702	60,529,451
Howard E. Janzen	195,245,415	3,201,937	60,529,451
John A. Schofield	191,453,086	6,994,266	60,529,451
Scott E. Schubert	196,100,815	2,346,537	60,529,451
H. Brian Thompson	177,914,902	20,532,450	60,529,451

(2)                                  By the following vote, the stockholders ratified the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011:

For	256,658,400
Against	1,843,354
Abstain	475,049

(3)                                  By the following vote, the stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers as discussed in the “Compensation Discussion and Analysis” section and the accompanying compensation tables and related narratives contained in the Proxy Statement:

For	183,616,817
Against	14,047,203
Abstain	783,332
Broker Non-Votes	60,529,451

(4)                                  By the following vote, the stockholders voted, on a non-binding advisory basis, in favor of holding future advisory votes on the compensation of the Company’s named executive officers at an annual meeting of stockholders every year:

Every Year	181,990,360
Every Two Years	1,127,797
Every Three Years	14,002,670
Abstain	1,326,525
Broker Non-Votes	60,529,451

Item 8.01                                             Other Events.

On June 1, 2011, the Board of Directors (the “Board”) of Sonus Networks, Inc. (the “Company”) adopted an (i) Amended and Restated Charter of the Audit Committee, (ii) Amended and Restated Charter of the Compensation Committee, and (iii) Amended and Restated Charter of the Nominating and Corporate Governance Committee.  Copies of each of the Amended and Restated Charter of the Audit Committee, Amended and Restated Charter of the Compensation Committee, Amended and Restated Charter of the Nominating and Corporate Governance Committee are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively, and are each available on the Company’s website at http://www.sonusnet.com.

Also on June 1, 2011, the Board amended the Company’s Corporate Governance Guidelines.  A copy of the amended Corporate Governance Guidelines is attached hereto as Exhibit 99.4 and available on the Company’s website at http://www.sonusnet.com.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits

14.1	Code of Conduct.

99.1	Amended and Restated Charter of the Audit Committee of the Board of Directors of Sonus Networks, Inc.

99.2	Amended and Restated Charter of the Compensation Committee of the Board of Directors of Sonus Networks, Inc.

99.3	Amended and Restated Charter of the Nominating and Corporate Governance Committee of the Board of Directors of Sonus Networks, Inc.

99.4	Corporate Governance Guidelines.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2011	SONUS NETWORKS, INC.

By:
/s/ Jeffrey M. Snider
Jeffrey M. Snider
Senior Vice President, General Counsel and Secretary

Exhibit Index

14.1	Code of Conduct.

99.1	Amended and Restated Charter of the Audit Committee of the Board of Directors of Sonus Networks, Inc.

99.2	Amended and Restated Charter of the Compensation Committee of the Board of Directors of Sonus Networks, Inc.

99.3	Amended and Restated Charter of the Nominating and Corporate Governance Committee of the Board of Directors of Sonus Networks, Inc.

99.4	Corporate Governance Guidelines.